                                                                   Exhibit 10.10






                  PRIVATE PASSENGER AUTOMOBILE EXCESS CESSIONS
                              REINSURANCE CONTRACT

                                    issued to

                            THE DIRECT GENERAL GROUP
                         NASHVILLE, TENNESSEE, INCLUDING

                            DIRECT INSURANCE COMPANY

                        DIRECT GENERAL INSURANCE COMPANY

                  DIRECT GENERAL INSURANCE COMPANY OF LOUISIANA

                                       and

                 DIRECT GENERAL INSURANCE COMPANY OF MISSISSIPPI

   AND/OR ANY OTHER COMPANIES THAT ARE NOW OR MAY HEREAFTER BECOME MEMBERS OF

                            THE DIRECT GENERAL GROUP

                  PRIVATE PASSENGER AUTOMOBILE EXCESS CESSIONS
                              REINSURANCE CONTRACT

                                TABLE OF CONTENTS


ARTICLE                                                                     PAGE
-------                                                                     ----
           Preamble.........................................................  2

   1       Business Reinsured...............................................  2

   2       Cover............................................................  3

   3       Commencement and Termination.....................................  4

   4       Territory........................................................  4

   5       Exclusions.......................................................  5

   6       Premium..........................................................  7

   7       Definitions......................................................  7

   8       Extra Contractual Obligations....................................  8

   9       Net Retained Lines...............................................  9

  10       Notice of Loss and Loss Settlements..............................  9

  11       Offset........................................................... 10

  12       Currency......................................................... 11

  13       Loss and Unearned Premium Reserve Funding........................ 11

  14       Taxes............................................................ 13

  15       Federal Excise Tax............................................... 13

  16       Inspection....................................................... 14

  17       Delay, Omission or Error......................................... 14

  18       Insolvency....................................................... 14

  19       Arbitration...................................................... 15

  20       Service of Suit.................................................. 16

  21       Intermediary..................................................... 17

  22       Mode of Execution................................................ 17

  23       Company Signature................................................ 18


ATTACHMENTS:

           Nuclear Incident Exclusion Clause - Liability -
             Reinsurance - U.S.A............................................ 19

                                     1 of 23

                  PRIVATE PASSENGER AUTOMOBILE EXCESS CESSIONS
                              REINSURANCE CONTRACT

                                (the "Contract")

                                    issued to

                            THE DIRECT GENERAL GROUP
                         NASHVILLE, TENNESSEE, INCLUDING

                            DIRECT INSURANCE COMPANY

                        DIRECT GENERAL INSURANCE COMPANY

                  DIRECT GENERAL INSURANCE COMPANY OF LOUISIANA

                                       and

                 DIRECT GENERAL INSURANCE COMPANY OF MISSISSIPPI

   AND/OR ANY OTHER COMPANIES THAT ARE NOW OR MAY HEREAFTER BECOME MEMBERS OF

                            THE DIRECT GENERAL GROUP

                          (collectively the "Company")

                                       by

                 THE SUBSCRIBING REINSURER(S) IDENTIFIED IN THE
                     INTERESTS AND LIABILITIES AGREEMENT(S)
                  ATTACHED TO AND FORMING PART OF THIS CONTRACT

                                (the "Reinsurer")

                                    ARTICLE 1

BUSINESS REINSURED

This Contract is to indemnify the Company in respect of the net excess liability as a result of any loss or losses which are ascribed to an Underwriting Year hereunder on Policies, endorsements and/or other evidences of liability covering Private Passenger Automobile Liability Business written or renewed by or on behalf of the Company, subject to the terms and conditions herein contained.

                                     2 of 23

                                    ARTICLE 2

COVER

A. In respect of cessions to this Contract, the Reinsurer shall be liable in respect of each and every loss, each and every Policy, each and every coverage, for the Ultimate Net Loss (including Extra Contractual Obligations) in excess of the applicable compulsory and/or financial responsibility primary automobile liability limits which are further subject to the following minimum limits:


        Automobile Bodily Injury Liability       $10,000 per person/$20,000 per occurrence
        Property Damage Liability                $5,000 per occurrence
        Uninsured/Underinsured Motorists
          Bodily Injury Liability                $10,000 per person/$20,000 per occurrence

        Uninsured/Underinsured Motorists
          Property Damage Liability              $5,000 per occurrence
          Personal Injury Protection             Statutory Coverages
          Medical Payments                       $10,000 per person


B. The Reinsurer's limit of liability shall be the difference between the applicable compulsory and/or financial responsibility or minimum primary automobile liability limits as referenced above and the actual Policy limits as respects each and every loss, each and every Policy, each and every coverage, subject to maximum Policy limits as follows:


        Automobile Bodily Injury Liability       $100,000 per person/$300,000 per occurrence
        Property Damage Liability                $100,000 per occurrence
        Uninsured/Underinsured Motorists
          Bodily Injury Liability                $100,000 per person/$300,000 per occurrence

        Uninsured/Underinsured Motorists
          Property Damage Liability              $100,000 per occurrence
          Personal Injury Protection             Statutory Coverages
          Medical Payments                       $10,000 per person


C. The Company shall be permitted to carry underlying quota share reinsurance on business covered by this Contract, recoveries from which shall be disregarded for purposes of determining Ultimate Net Loss hereunder.

                                     3 of 23

                                    ARTICLE 3

COMMENCEMENT AND TERMINATION

A. This Contract shall become effective at 12:01 a.m., Central Standard Time, January 1, 2002, and shall remain in full force and effect until terminated as provided in the following paragraph.

B. Either the Company or the Reinsurer shall have the right to terminate this Contract as of 12:01 a.m., Central Standard Time, any January 1, by giving 90 days' prior notice in writing via either certified or registered mail, return receipt requested.

C. In the event of termination of this Contract, the Reinsurer shall continue to cover all Policies coming within the scope of this Contract, including those written or renewed during the period of notice, until the natural expiration or anniversary of such Policies, whichever occurs first, but in no event longer than 12 months plus odd time, not to exceed 15 months, from the date of termination.

D. Notwithstanding the foregoing, in the event the Company is required by statute, regulation or by order of any court or regulatory authority to
        (i) continue a Policy or Policies subject hereto in force, (ii) renew the coverage under a Policy or Policies through the issuance of a renewal Policy or Policies, or (iii) accept new insurance business, after termination the Reinsurer agrees to extend reinsurance coverage hereunder with respect to such Policy or Policies until the Company may legally cancel, nonrenew or otherwise eliminate its liability under such Policy or Policies.

E. Upon termination, the Company, at its option, may elect to terminate the Reinsurer's liability for all losses occurring subsequent to termination.

F. The Reinsurer shall return to the Company a portfolio representing the unearned premium reserve under this Contract appropriate to the mode of termination.

                                    ARTICLE 4

TERRITORY

This Contract shall cover wherever the Company's original Policies cover but is limited to losses occurring on Policies issued to insureds located in the United States of America and its territories and possessions.

                                     4 of 23

                                    ARTICLE 5

EXCLUSIONS

A. This Contract shall not apply to and specifically excludes the following perils, risks and classes of business:

        1. As regards interests which at time of Loss or damage are on shore, no liability shall attach hereto in respect of any Loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or marital law or confiscation by order of any government or public authority. This War Exclusion Clause shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union, the District of Columbia, and including bridges between the U.S.A. and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under Policies, endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

        2. Loss or liability excluded by the Nuclear Incident Exclusion Clauses - Liability - Reinsurance - U.S.A. attached to this Contract.

        3. Pools, Associations and Syndicates, except losses from Assigned Risk Plans or similar plans are not excluded. It is further agreed that business ceded to the North Carolina Reinsurance Facility is excluded hereunder.

        4.      Reinsurance except for Agency and Intra Group Company
                Reinsurance.

        5. Mortgage Impairment Insurance or other similar covers, however styled.

        6. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund (other than recoupment fees), insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

        7. Products Liability, Professional Malpractice Liability, Directors' & Officers' Liability, Securities and Exchange Commission Liability, Workers' Compensation and Employers' Liability.


                                     5 of 23

        8. Loss arising out of the ownership, maintenance or use of any vehicle, the principal use of which is:

                (a)     As a public or livery conveyance;

                (b)     Emergency vehicles;

                (c) Drive yourself motor vehicles available for leasing periods of less than six months;

                (d)     Automobiles used in speed contests and races;

                (e)     Motorcycles.

        9.      Commercial Automobile Physical Damage and Liability business.

        10.     Private Passenger Automobile Physical Damage business.

        11. Accidental Death, Towing and Rental Reimbursement, and Life Insurance when written as such.

        12. Coverages written in conjunction with Motor Club memberships, Accident Hospital Indemnity, Vehicle Protection Plans or Travel Protection Plans.

        13. Losses arising from seepage and pollution, provided, however, that this exclusion will not apply, if and when a court invalidates the Company's pollution liability exclusion notwithstanding that such liability was intended to be excluded from coverage.

B. In the event the Company becomes bound on an excluded risk without its knowledge, either as a result of an existing insured extending its operations or through an inadvertent error by an agent, the exclusions hereunder, other than exclusions 1, 2, 4, 6 and 13, shall be suspended with respect to such insured risk until 30 days after an underwriting supervisor of the Company acquires knowledge thereof and until the Company can legally cancel or terminate its coverage of such risk.

C. Business which is beyond the terms, conditions or limitations of this Contract may be submitted to the Reinsurer for special acceptance hereunder and such business, if accepted by the Reinsurer, shall be subject to all of the terms, conditions and limitations of this Contract except as modified by the special acceptance.

                                     6 of 23

                                    ARTICLE 6

PREMIUM

A. The Company shall pay to the Reinsurer 72.5% of the Subject Net Premium Written with respect to business cessions made under this Contract within 30 days after the end of each calendar month.

B. As respects financed premiums, which includes premiums financed by the Company, the Company shall cede full Policy term premiums. As respects installment premiums; i.e., premiums which are collected under an installment payment plan, the Company shall cede the premiums as they are earned.

C. Within 30 days following the end of each month, the Company shall prepare and submit to the Reinsurer a bordereau report summarizing all cessions hereunder during the month.

D. Within 60 days following the end of each Underwriting Year, the Company shall furnish the Reinsurer with any other information which the Reinsurer may require for their Annual Convention Statement which may be reasonably available to the Company.

                                    ARTICLE 7

DEFINITIONS

A. The term "Private Passenger Automobile Liability Business" as used in this Contract shall mean all insurances and reinsurances written by the Company and classified as private passenger automobile liability.

B. The term "Ultimate Net Loss" as used in this Contract shall mean the actual loss (including 100%, up to the Policy limit, of any Extra Contractual Obligations as defined in the Extra Contractual Obligations Article) paid by the Company or for which the Company becomes liable to pay (such loss to include interest accrued prior to judgment when such interest is made part of the judgment, but to exclude all other interest and expenses which shall be handled in accordance with the Notice of Loss and Loss Settlements Article), but salvages and all recoveries, including recoveries under all reinsurances which inure to the benefit of this Contract (whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

        As respects any Claim-Specific Declaratory Judgment Expenses, Ultimate Net Loss shall also include as loss, declaratory judgment expenses where there is no loss other than declaratory judgment expenses arising out of any claim hereunder. All other claim-specific declaratory judgment expense shall be handled in accordance with the Notice of Loss and Loss Settlements Article.

                                     7 of 23

        All salvages, recoveries or payments recovered or received subsequent to loss settlements hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

        For purposes of this definition, the phrase "becomes liable to pay" shall mean the existence of a judgment which the Company does not intend to appeal, or a release has been obtained by the Company, or the Company has accepted a proof of loss.

        Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Loss has been ascertained.

C. The term "Subject Net Premium Written" as used in this Contract shall mean the gross premium written applying to the limits of liability in excess of minimum primary automobile liability limits as described in the Cover Article on business the subject of this Contract, less returns and cancellations and less written premium income paid for reinsurances which would inure to the benefit of this Contract. Subject net written premium income shall not include premium finance income, billing fees and Policy fees, collected by the Company in connection with business covered hereunder, regardless of whether these fees are taxed as premium by the jurisdiction in question.

D. The term "Policy" as used in this Contract shall mean any binder, policy, or contract of insurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

E. The term "Underwriting Year" as used in this Contract shall mean those Policies with inception, renewal or anniversary dates during each 12 month period commencing with each January 1, and all premium attributable to, and all loss arising out of such Policies from such inception, renewal or anniversary dates until expiration, cancellation, or next anniversary, whichever occurs first, shall be ascribed to the Underwriting Year.

                                    ARTICLE 8

EXTRA CONTRACTUAL OBLIGATIONS

A. This Contract shall protect the Company, subject to a cession being made hereon, and subject to the Reinsurer's limit of liability based on cessions permitted under this Contract appearing in the Cover Article of this Contract, where the loss includes any extra contractual obligations as provided for in the definition of Ultimate Net Loss. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Contract and which arise from handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.



                                     8 of 23

B. The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.

C. Notwithstanding anything stated herein, the Contract shall not apply to any Extra Contractual Obligation incurred by the Company as a result of any final legal adjudication of fraudulent and/or criminal act by any officer or director of the Company acting individually, or collectively, or in collusion with any individual or corporation, or any other organization, or party involved in the presentation, or defense of settlement of any claim covered hereunder.

                                    ARTICLE 9

NET RETAINED LINES

A. This Contract applies only to that portion of any Policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any Policy which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

C. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

                                   ARTICLE 10

NOTICE OF LOSS AND LOSS SETTLEMENTS

A. The Company shall advise the Reinsurer promptly of all claims which in the opinion of the Company may involve the Reinsurer and of all subsequent developments on these claims which may materially affect the position of the Reinsurer.

B. The Reinsurer agrees to abide by the loss settlements of the Company, provided that retroactive extension of Policy terms or coverages made voluntarily by the Company and not in response to court decisions (whether such court decision is against the Company or other companies affording the same or similar coverages) shall not be covered under this Contract.

                                     9 of 23

C. When so requested the Company shall afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this reinsurance and the Company shall cooperate in every respect in the defense of such claim, suit or proceeding.

D. The Reinsurer shall pay its share of loss settlements immediately upon receipt of proof of loss from the Company.

E. All investigation, adjustment, legal expense, (including interest other than interest accrued prior to judgment which is made part of the judgment), and Claim-Specific Declaratory Judgment Expenses, incurred by the Company (except office expenses and salaries of officials and employees not classified as loss adjusters) shall be divided between the Company and the Reinsurer in proportion to their respective shares of the Ultimate Net Loss. Such expenses shall be in addition to the limits stated in the Cover Article. However, if a verdict, judgment or award is reversed or reduced, the Company and the Reinsurer shall share expenses incurred in securing such reversal or reduction or recovery in the proportion that each benefits from the reversal. Expenses incurred up to the time of the original loss, verdict, judgment or award shall be shared in proportion to what would have been each party's share.

F. The term "Claim-Specific Declaratory Judgment Expenses," as used in this Contract shall mean all expenses incurred by the Company in connection with declaratory judgment actions brought to determine the Company's defense and/or indemnification obligations that are allocable to specific Policies and claims subject to this Contract. Declaratory judgment expenses shall be deemed to have been incurred by the Company on the date of the original loss (if any) giving rise to the declaratory judgment action. Declaratory judgment expenses incurred by the Company in an action that results in a loss to the Company shall be combined with loss expense and shall be apportioned between the Company and the Reinsurer in proportion to their respective interests as finally determined.

                                   ARTICLE 11

OFFSET

The Company and the Reinsurer shall have the right to offset any balance or balances (whether on account of premiums or losses) due from one party to the other under the terms of this Contract. However, in the event of the insolvency of any party hereto, offsets shall be allowed in accordance with the statutes and/or regulations of the state having jurisdiction over the insolvency.

                                    10 of 23

                                   ARTICLE 12

CURRENCY

The currency to be used for all purposes of this Contract shall be United States of America currency.

                                   ARTICLE 13

LOSS AND UNEARNED PREMIUM RESERVE FUNDING

A. This Article applies only to a reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company's reserves.

B. The Company agrees, in respect of its Policies or bonds falling within the scope of this Contract, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it will forward to the Reinsurer a statement showing the proportion of such liabilities applicable to the Reinsurer. The "Reinsurer's Obligations" shall be defined as follows:

        1.      unearned premium (if applicable);

        2. known outstanding losses that have been reported to the Reinsurer and Loss Adjustment Expense relating thereto;

        3. losses and Loss Adjustment Expense paid by the Company but not recovered from the Reinsurer;

        4. losses incurred but not reported and Loss Adjustment Expense relating thereto, where the Company has submitted the calculation for said amount to the Reinsurer and the Reinsurer's agreement is not unreasonably withheld.

C. The Reinsurer's Obligations shall be funded by funds withheld, cash advances, trust agreement or a Letter of Credit (LOC). The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves.

D. When funding by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's Obligations. Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Company by certified or


                                    11 of 23
        registered mail that the issuing bank elects not to consider the LOC extended for any additional period.

E. The Reinsurer and Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes, unless otherwise provided for in a separate trust agreement:

        1. to reimburse the Company for the Reinsurer's Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;

        2. to make refund of any sum that is in excess of the actual amount required to pay the Reinsurer's Obligations under this Contract (or in excess of 102% of Reinsurer's Obligations, if funding is provided by a trust agreement);

        3. to fund an account with the Company for the Reinsurer's Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Reinsurer's Obligations (or in excess of 102% of Reinsurer's Obligations, if funding is provided by a trust agreement). If the assets are inadequate to pay taxes, any taxes due shall be paid by the Reinsurer;

        4. to pay the Reinsurer's share of any other amounts the Company claims are due under this Contract.

F. If the amount drawn by the Company is in excess of the actual amount required for 1. or 3., or in the case of 4., the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

G. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

H. Fifty days prior to the end of each calendar quarter, the Company shall prepare a specific statement of the Reinsurer's Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner:

        1. If the statement shows that the Reinsurer's Obligations exceed the balance of the LOC as of the statement date, the Reinsurer shall, within 30 days after receipt of the statement, secure delivery to the Company of an amendment to the LOC increasing the amount of credit by the amount of such difference. Should another method of

                                    12 of 23
                funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference.

        2. If, however, the statement shows that the Reinsurer's Obligations are less than the balance of the LOC (or less than 102% of Reinsurer's Obligations if funding is provided by a trust agreement), as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess.

                                   ARTICLE 14

TAXES

In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or to the District of Columbia.

                                   ARTICLE 15

FEDERAL EXCISE TAX

A. The Company will be liable for taxes (except Federal Excise Tax) on premiums reported to the Reinsurer hereunder.

B. Federal Excise Tax applies only to those Reinsurer, excepting Underwriters at Lloyd's, London and other Reinsurer exempt from the Federal Excise Tax, who are domiciled outside the United States of America.

C. The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

D. In the event of any return of premium becoming due hereunder, the Reinsurer will deduct 1% from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.


                                    13 of 23

                                   ARTICLE 16

INSPECTION

The Company shall place at the disposal of the Reinsurer at all reasonable times and with reasonable notice to the Company, and the Reinsurer shall have the right to inspect, through their authorized representatives, all books, records and papers of the Company in connection with any reinsurance hereunder or claims in connection herewith.

                                   ARTICLE 17

DELAY, OMISSION OR ERROR

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified upon discovery.

                                   ARTICLE 18

INSOLVENCY

A. All references to the insolvency of the Company herein are also applicable to the insolvency of each and every insurance carrier collectively referred to as the "Company."

B. In the event of the insolvency of the Company, reinsurance under this Contract shall be payable by the Reinsurer on the basis of the liability of the Company under Policy or Policies reinsured without diminution because of the insolvency of the Company, to the Company or to its liquidator, receiver, or statutory successor except as provided by
        Section 4118(a) of the New York Insurance Law or except when the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company or when the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

C. It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at their own expense, in the proceeding when such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a


                                    14 of 23
        proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

D. When two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the insolvent Company.

E. Should the Company go into liquidation or should a receiver be appointed, the Reinsurer shall be entitled to deduct from any sums which may be due or may become due to the Company under this reinsurance agreement any sums which are due to the Reinsurer by the Company under this reinsurance agreement and which are payable at a fixed or stated date as well as any other sums due the Reinsurer which are permitted to be offset under applicable law.

                                   ARTICLE 19

ARBITRATION

A. As a condition precedent to any right of action hereunder, any irreconcilable dispute between the parties to this Contract will be submitted for decision to a board of arbitration composed of two arbitrators and an umpire meeting at a site in Nashville, Tennessee.

B. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen.

C. The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies, or Underwriters at Lloyd's, London, not under the control or management of either party to this Contract. Each party shall appoint its arbitrator and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within four weeks after being requested to do so by the claimant, the latter shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within four weeks after their nominations, each of them shall name three, of whom the other shall decline two, and the decision shall be made by drawing lots.

D. The claimant shall submit its initial brief within 45 days from appointment of the umpire. The respondent shall submit its brief within 45 days thereafter and the claimant may submit a reply brief within 30 days after filing of the respondent's brief.

E. The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within 60 days following the termination of the hearings unless the parties consent to an extension.

                                    15 of 23

        The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction.

F. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire and of the arbitration.

                                   ARTICLE 20

SERVICE OF SUIT

A. This Article applies if the reinsurer is not domiciled in the United States of America and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities.

B. It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Clause constitutes or should be understood to constitute a waiver of the Reinsurer's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States district court or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

C. It is further agreed that service of process in such suit may be made upon Messrs. Mendes & Mount, 750 Seventh Avenue, New York, New York 10019-6829 and that in any suit instituted against the Reinsurer upon this Contract, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

D. The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

E. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the superintendent, commissioner or director of insurance or other officer specified for that purpose in the statute or his successor or successors in office as its true and lawful attorney upon whom may be served any lawful process in any out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.


                                    16 of 23

                                   ARTICLE 21

INTERMEDIARY

Guy Carpenter & Company, Inc., is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expense, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Guy Carpenter & Company, Inc., 3600 Minnesota Drive, Suite 400, Edina, Minnesota 55435. Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed payment to the Company only to the extent that such payments are actually received by the Company.

                                   ARTICLE 22

MODE OF EXECUTION

A.      This Contract may be executed by:

        1.      An original written ink signature of paper documents.

        2. An exchange of facsimile copies showing the original written ink signature of paper documents.

        3. Electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person's handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B. The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

                                    17 of 23

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s) this 27th day of September, in the year of 2002.

                            THE DIRECT GENERAL GROUP
                         NASHVILLE, TENNESSEE, INCLUDING

                            DIRECT INSURANCE COMPANY

                        DIRECT GENERAL INSURANCE COMPANY

                  DIRECT GENERAL INSURANCE COMPANY OF LOUISIANA

                                       and

                 DIRECT GENERAL INSURANCE COMPANY OF MISSISSIPPI

   AND/OR ANY OTHER COMPANIES THAT ARE NOW OR MAY HEREAFTER BECOME MEMBERS OF

                            THE DIRECT GENERAL GROUP

/s/ J. Todd Hagely
------------------------------------
J. Todd Hagely
Vice President - Finance & Treasurer
Direct Insurance Company
Direct General Insurance Company
Direct General Insurance Company of Louisiana
Direct General Insurance Company of Mississippi


                                    18 of 23

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

        LIMITED EXCLUSION PROVISION.*

        I. It is agreed that the policy does not apply under any liability coverage, to injury, sickness, disease, death or destruction

                           bodily injury or property damage

                with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

        II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

        III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

                (a)     become effective on or after 1st May, 1960, or

                (b) become effective before that date and contain the Limited Exclusion Provision set out above;

                provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the

                                    19 of 23

                Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3)     Except for those classes of policies specified in Clause II of paragraph
        (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

                Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

        shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

        BROAD EXCLUSION PROVISION.*

        It is agreed that the policy does not apply:

        I.      Under any Liability Coverage, to

                injury, sickness, disease, death or destruction

                bodily injury or property damage

                (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

                (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

        II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief

                                    20 of 23
                        first aid,

                to expenses incurred with respect to

                        bodily injury, sickness, disease or death

                        bodily injury

                resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

        III.    Under any Liability Coverage, to

                        injury, sickness, disease, death or destruction

                        bodily injury or property damage

                resulting from the hazardous properties of nuclear material, if

                (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or
                        (2) has been discharged or dispersed therefrom;

                (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

                (c)     the

                                injury, sickness, disease, death or destruction

                                bodily injury or property damage

                        arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to injury to or destruction of property at such nuclear facility.

                                property damage to such nuclear facility and any property thereat.

        IV.     As used in this endorsement:

                "HAZARDOUS PROPERTIES" include radioactive, toxic or explosive properties; "NUCLEAR MATERIAL" means source material, special nuclear material or byproduct material; "SOURCE MATERIAL", "SPECIAL NUCLEAR MATERIAL", and "BYPRODUCT MATERIAL" have the

                                    21 of 23
                meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "SPENT FUEL" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "WASTE" means any waste material (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; "NUCLEAR FACILITY" means

                (a)     any nuclear reactor,

                (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

                (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

                (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

                and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

                With respect to injury to or destruction of property, the word "injury" or "destruction" includes all forms of radioactive contamination of property; "property damage" includes all forms of radioactive contamination of property.

        V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

                (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

                (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

                until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

                                    22 of 23

(4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

--------------------------------------------------------------------------------
*NOTE. THE WORDS PRINTED IN ITALICS IN THE LIMITED EXCLUSION PROVISION AND IN THE BROAD EXCLUSION PROVISION SHALL APPLY ONLY IN RELATION TO ORIGINAL LIABILITY POLICIES WHICH INCLUDE A LIMITED EXCLUSION PROVISION OR A BROAD EXCLUSION PROVISION CONTAINING THOSE WORDS.

--------------------------------------------------------------------------------












--------------------------------------------------------------------------------
NOTES:  Wherever used herein the terms:

        "Reassured" shall be understood to mean "Company", "Reinsured",
                    "Reassured" or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

        "Agreement" shall be understood to mean "Agreement", "Contract",
                    "Policy" or whatever other term is used to designate the attached reinsurance document.

        "Reinsurers" shall be understood to mean "Reinsurers", "Underwriters" or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.


                                    23 of 23

                       INTERESTS AND LIABILITIES AGREEMENT
                                (the "Agreement")

                                     of the

                           QBE REINSURANCE CORPORATION
                          (the "Subscribing Reinsurer")

                                 as respects the

                  PRIVATE PASSENGER AUTOMOBILE EXCESS CESSIONS
                              REINSURANCE CONTRACT
                                (the "Contract")

                            issued to and executed by

                            THE DIRECT GENERAL GROUP
                         NASHVILLE, TENNESSEE, INCLUDING

                            DIRECT INSURANCE COMPANY

                        DIRECT GENERAL INSURANCE COMPANY

                  DIRECT GENERAL INSURANCE COMPANY OF LOUISIANA

                                       and

                 DIRECT GENERAL INSURANCE COMPANY OF MISSISSIPPI

   AND/OR ANY OTHER COMPANIES THAT ARE NOW OR MAY HEREAFTER BECOME MEMBERS OF

                            THE DIRECT GENERAL GROUP
                          (collectively the "Company")


The Subscribing Reinsurer agrees that its share in the interests and liabilities of the "Reinsurers" as set forth in the Contract attached hereto shall be for 40.00%.

The share of the Subscribing Reinsurer in the interests and liabilities of the Reinsurers in respect of said Contract shall be separate and apart from the shares of such other subscribing reinsurers, if any, in respect of said Contract. The interests and liabilities of the Subscribing Reinsurer shall not be joint with those of such other subscribing reinsurers, and in no event shall the Subscribing Reinsurer participate in the interests and liabilities of such other subscribing reinsurers.

This Agreement shall be effective at 12:01 a.m., Central Standard Time, January 1, 2002, subject to the termination provisions of the Commencement and Termination Article of the Contract.


                                     1 of 2

IN WITNESS WHEREOF, the Subscribing Reinsurer has caused this Agreement to be executed by its duly authorized representative as follows:

on this 30th day of September, in the year of 2002.


                           QBE REINSURANCE CORPORATION


                             /s/ Dennis R. Johnson
--------------------------------------------------------------------------------
                                 Vice President











Market Reference Number:





                            THE DIRECT GENERAL GROUP
                         NASHVILLE, TENNESSEE, INCLUDING

                            DIRECT INSURANCE COMPANY

                        DIRECT GENERAL INSURANCE COMPANY

                  DIRECT GENERAL INSURANCE COMPANY OF LOUISIANA

                                       AND

                 DIRECT GENERAL INSURANCE COMPANY OF MISSISSIPPI

   AND/OR ANY OTHER COMPANIES THAT ARE NOW OR MAY HEREAFTER BECOME MEMBERS OF

                            THE DIRECT GENERAL GROUP

                  PRIVATE PASSENGER AUTOMOBILE EXCESS CESSIONS
                              REINSURANCE CONTRACT





                                     2 of 2

                       INTERESTS AND LIABILITIES AGREEMENT
                                (the "Agreement")

                                     of the

                            SCOR REINSURANCE COMPANY
                          (the "Subscribing Reinsurer")

                                 as respects the

                  PRIVATE PASSENGER AUTOMOBILE EXCESS CESSIONS
                              REINSURANCE CONTRACT
                                (the "Contract")

                            issued to and executed by

                            THE DIRECT GENERAL GROUP
                         NASHVILLE, TENNESSEE, INCLUDING

                            DIRECT INSURANCE COMPANY

                        DIRECT GENERAL INSURANCE COMPANY

                  DIRECT GENERAL INSURANCE COMPANY OF LOUISIANA

                                       AND

                 DIRECT GENERAL INSURANCE COMPANY OF MISSISSIPPI

   AND/OR ANY OTHER COMPANIES THAT ARE NOW OR MAY HEREAFTER BECOME MEMBERS OF

                            THE DIRECT GENERAL GROUP

                          (collectively the "Company")

The Subscribing Reinsurer agrees that its share in the interests and liabilities of the "Reinsurers" as set forth in the Contract attached hereto shall be for 60.00%.

The share of the Subscribing Reinsurer in the interests and liabilities of the Reinsurers in respect of said Contract shall be separate and apart from the shares of such other subscribing reinsurers, if any, in respect of said Contract. The interests and liabilities of the Subscribing Reinsurer shall not be joint with those of such other subscribing reinsurers, and in no event shall the Subscribing Reinsurer participate in the interests and liabilities of such other subscribing reinsurers.

This Agreement shall be effective at 12:01 a.m., Central Standard Time, January 1, 2002, subject to the termination provisions of the Commencement and Termination Article of the Contract.


                                     1 of 2

IN WITNESS WHEREOF, the Subscribing Reinsurer has caused this Agreement to be executed by its duly authorized representative as follows:

on this 27th day of September, in the year of 2002.



                            SCOR REINSURANCE COMPANY

                             /s/ Marushka Stefanova
--------------------------------------------------------------------------------
                               ASSISTANT SECRETARY




Market Reference Number: TOO9078





                            THE DIRECT GENERAL GROUP
                         NASHVILLE, TENNESSEE, INCLUDING

                            DIRECT INSURANCE COMPANY

                        DIRECT GENERAL INSURANCE COMPANY

                  DIRECT GENERAL INSURANCE COMPANY OF LOUISIANA

                                       AND

                 DIRECT GENERAL INSURANCE COMPANY OF MISSISSIPPI

   AND/OR ANY OTHER COMPANIES THAT ARE NOW OR MAY HEREAFTER BECOME MEMBERS OF

                            THE DIRECT GENERAL GROUP

                  PRIVATE PASSENGER AUTOMOBILE EXCESS CESSIONS
                              REINSURANCE CONTRACT





                                     2 of 2

                                 ADDENDUM NO. 1

                                     to the

                  PRIVATE PASSENGER AUTOMOBILE EXCESS CESSIONS
                              REINSURANCE CONTRACT
                                (the "contract")

                                    issued to

                            THE DIRECT GENERAL GROUP
                        Nashville, Tennessee, including
                            DIRECT INSURANCE COMPANY
                        DIRECT GENERAL INSURANCE COMPANY
                 DIRECT GENERAL INSURANCE COMPANY OF LOUISIANA
                                      and
                DIRECT GENERAL INSURANCE COMPANY OF MISSISSIPPI
   and/or any other companies that are now or may hereafter become members of
                            THE DIRECT GENERAL GROUP
                         (collectively, the "company")



Effective January 1, 2002, this Contract shall be amended as follows:

1. Paragraph E of the Insolvency Article shall be deleted from this Contract.

2. The following Article shall be added to and made part of this Contract:

                                   ARTICLE 23

        ENTIRE CONTRACT

        This Contract embodies the entire agreement and understanding between the Company and the Reinsurer relating to the subject matter hereof during the term of this Contract. Unless otherwise specifically provided herein, this Contract may be amended, modified or waived only by an instrument in writing signed by the Company and each subscribing reinsurer that is affected by such amendment, modification or waiver.

Effective January 1, 2003, with respect to Policies allocated to Underwriting Years commencing on or after that date, paragraph A of the Premium Article shall read as follows and not as heretofore:



                                     1 of 2

        A. The Company shall pay to the Reinsurer 73.5% of the Subject Net Premium Written with respect to business cessions made under this Contract within 30 days after the end of each calendar month.

All other terms and conditions of this Contract shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Addendum to be executed by its duly authorized representative(s) this 28th day of March, 2003.

                            THE DIRECT GENERAL GROUP
                         NASHVILLE, TENNESSEE, INCLUDING
                            DIRECT INSURANCE COMPANY
                        DIRECT GENERAL INSURANCE COMPANY
                  DIRECT GENERAL INSURANCE COMPANY OF LOUISIANA
                                       AND
                 DIRECT GENERAL INSURANCE COMPANY OF MISSISSIPPI
   AND/OR ANY OTHER COMPANIES THAT ARE NOW OR MAY HEREAFTER BECOME MEMBERS OF
                            THE DIRECT GENERAL GROUP



                               /s/ J. Todd Hagely
--------------------------------------------------------------------------------





                                     2 of 2